Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 347, Arizona Trust 1, Florida Trust 124 and Michigan Trust 1:

We consent to the use of our report dated February 13, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 13, 2003